Exhibit 5.1

August 26, 2022
Sema4 Holdings Corp.
333 Ludlow Street, North Tower, 8th Floor
Stamford, Connecticut 06902
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 filed by Sema4 Holdings Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on August 26, 2022 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale from time to time of up to $300,000,000 aggregate offering amount of (i) shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”), (v) subscription rights to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Subscription Rights”), and/or (vi) units consisting of any combination of such foregoing securities described in clauses (i) through (v) above (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Units are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.
In connection with our opinion expressed below we have examined originals or copies of the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Company’s Restated Bylaws (the “Bylaws””), certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement, the Certificate of Incorporation and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed, and express no opinion as to, the genuineness of all signatures on documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities (except for the Company) executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Delaware Secretary of State dated August 26, 2022 and a management certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).
We also have assumed that any certificates or instruments representing the Securities will be, when issued, properly signed by authorized officers of the Company, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture (as defined below) and delivered to the intended recipients with the intent that the Company be bound thereby. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities. We also have assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Company’s trustee (the “Trustee”), the Warrant Agreement (as defined below) at the time of issuance and delivery of the Warrants will be a valid and legally binding obligation of the Company’s warrant agent, Subscription Rights Agreement (as defined below) at the time of issuance and delivery of the Subscription Rights will be a valid and legally binding obligation of the Company’s rights agent and the Unit Agreement (as defined below) at the time of issuance and delivery of the Units will be a valid and legally binding obligation of the Company’s unit agent.
As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the Management Certificate and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.
We are admitted to practice law in the State of New York and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i)  the Delaware General Corporation Law, and (ii) solely with respect to whether or not the Debt Securities, the Warrants, the Subscription Rights and the Units are the valid and binding obligations of the Company, the existing laws of the state of New York (clauses (i) through (ii) collectively, the “Applicable Laws”). To the extent that any Warrant Agreement, Subscription Rights Agreement or Unit Agreement (each as defined below) is governed by the laws of any jurisdiction other than the State of New York, our opinion expressed below assumes that Internal New York Law (as defined below) will exclusively apply to and govern such Warrant Agreement, Subscription Rights Agreement or Unit Agreement, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement, Subscription Rights Agreement or Unit Agreement. As used herein “Internal New York Law” means the internal laws of the State of New York applicable to a contract made by New York residents in the State of New York that selects New York law as the governing law of such contract, without regard to any laws or equitable principles regarding choice of law, conflict of laws or public policies that might make any other law(s) applicable. Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state or any local or regional laws.
In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities, there will not have occurred any change in the law or the facts affecting the validity of the Securities, (ii) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the indenture in the form filed with the Registration Statement as an exhibit (the “Indenture”) and that there will not have occurred any change in law affecting the enforceability of the Debt Securities or the Indenture, (iii) all applicable covenants binding on or applicable to the Company restricting the issuance of Debt Securities will have been validly waived, (iv) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (v) at the time of the offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (vi) no future amendments will be made to the Certificate of Incorporation or the Bylaws that would be in conflict with or inconsistent with the Company’s right and ability to issue the Securities, (vii) at the time of each offer, issuance and sale of any Securities, the Company will have a sufficient number of authorized and unissued and unreserved shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Securities, so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares, and (viii) all purchasers of Securities, will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities, as approved by the Board or a duly authorized committee thereof, and that the purchase price of any Securities, that are shares of capital stock will not be less than the par value thereof. We also have assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof, and the compliance by the Company with the terms of such Securities, will not violate any applicable law (including, without limitation, any law relating to usury or similar laws) or result in a violation of any provision of any of the Certificate of Incorporation or the Bylaws or of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities, the Warrants, the Subscription Rights and the Units:
(1)The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.
(2)The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.
(3)In the case of the Debt Securities, the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.
We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.
The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations thereunder, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities, in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its stockholders, if required by the laws of the State of Delaware and the Certificate of Incorporation and the Bylaws, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of its capital stock at the time of issuance to comply with any Securities. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and duly amend its Certificate of Incorporation to increase the authorized number of shares of its capital stock as necessary if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more such shares than it has authorized and unissued and unreserved.
Based upon the foregoing, we are of the following opinion:
1. With respect to the shares of Common Stock registered pursuant to the Registration Statement when (i) the issuance of and the terms of the offering of such shares of Common Stock and related matters have been duly authorized by all required corporate action of the Board or a duly authorized committee thereof, and, if required, of the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and Applicable Laws and (ii) if required, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (in an amount not less than the par value of the Common Stock) provided for therein and approved by the Board or a duly authorized committee thereof, or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value per share of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.
2. With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (i) the issuance and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Company’s Certificate of Incorporation and Bylaws and the Delaware General Corporation Law (a “Certificate”) and the filing of such Certificate with the Secretary of State of the State of Delaware (or the filing of an amendment to the Company’s Certificate of Incorporation to similar effect), have been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and Applicable Laws and (ii) if required, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (in an amount not less than the par value per share of such Preferred Stock) provided for therein and approved by the Board or (b) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value per share of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3. With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the issuance of such Debt Securities has been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and Applicable Laws, (ii) the Indenture has been duly authorized and validly executed and delivered by each of the Company (by duly authorized officers of the Company) and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board in accordance with the Certificate of Incorporation and the Bylaws and Applicable Laws and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto (as amended as of the date of such issuance, sale and delivery), any applicable definitive purchase, underwriting or similar agreement and upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.
4. With respect to any Warrants registered pursuant to the Registration Statement, when (i) the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and Applicable Laws, (ii) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company (by duly authorized officers of the Company) and the Company’s warrant agent, and (iii) such Warrants have been duly executed, issued and delivered by the Company by duly authorized officers of the Company in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein and approved by the Board, such Warrants will constitute valid and binding obligations of the Company.
5. With respect to any Subscription Rights registered pursuant to the Registration Statement, when (i) the issuance and terms of such Subscription Rights, the terms, execution and delivery of the subscription rights agreement relating to the Subscription Rights (“Subscription Rights Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, the stockholders of the Company in accordance with the Certificate of Incorporation and the Bylaws and Applicable Laws, (ii) the Subscription Rights Agreement has been duly authorized and validly executed and delivered by the Company (by duly authorized officers of the Company) and the Company’s rights agent, and (iii) such Subscription Rights have been duly executed, issued and delivered by the Company by duly authorized officers of the Company in accordance with the provisions of the Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein and approved by the Board, such Subscription Rights will constitute valid and binding obligations of the Company.
6. With respect to any Units registered pursuant to the Registration Statement, when (i) the conditions outlined in the immediately preceding paragraphs (1) through (5) that apply to the Securities that make up such Units are all met, (ii) the issuance and terms of such Units, the terms, execution and delivery of the unit purchase agreement relating to such Units (“Unit Agreement”), the terms of the offering thereof and related matters have been duly authorized by all required corporate action of the Board and, if required, of the stockholders of the Company, (iii) the Unit Agreement has been duly authorized and validly executed and delivered by the Company (by duly authorized officers of the Company) and the Company’s unit agent, and (iv) such Units have been duly executed, issued and delivered by the Company by duly authorized officers of the Company in accordance with the provisions of the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein and approved by the Board, such Units will constitute valid and binding obligations of the Company.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and the Prospectus constituting parts thereof and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.
[Concluding Paragraph Follows on Next Page]

This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP
6